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                                                                      Exhibit 1B


                      TRANSACTIONS IN SHARES OF THE COMPANY
                         DURING THE PAST SIXTY (60) DAYS

         The Reporting Persons engaged in the following transactions in Shares of the Company during the past sixty (60) days. All transactions involved purchases of Shares on the New York Stock Exchange, unless marked (T) in the second column to indicate a purchase on a third market.


                                      Denotes Third                                    Price per Share
Reporting Person with                   Market (T)         Date of        Number         (including
Direct Beneficial Ownership               Trade          Transaction     of Shares       Commissions)
-------------------------------       -------------      -----------     ---------     ---------------
Relational Investors, LLC                                  4/5/99           21,956          $11.85
Relational Investors, LLC                  (T)             4/5/99            6,607          $11.85
Relational Investors, L.P.                                 4/5/99          151,222          $11.85
Relational Investors, L.P.                 (T)             4/5/99           45,503          $11.85
Relational Fund Partners, L.P.                             4/5/99            3,920          $11.85
Relational Fund Partners, L.P.             (T)             4/5/99            1,180          $11.85
Relational Coast Partners, L.P.                            4/5/99            5,625          $11.85
Relational Coast Partners, L.P.            (T)             4/5/99            1,692          $11.85
Relational Partners, L.P.                                  4/5/99           16,677          $11.85
Relational Partners, L.P.                  (T)             4/5/99            5,018          $11.85
Relational Investors, LLC                                  4/6/99            7,950          $11.99
Relational Investors, LLC                  (T)             4/6/99           18,697          $11.99
Relational Investors, L.P.                                 4/6/99           54,755          $11.99
Relational Investors, L.P.                 (T)             4/6/99          128,774          $11.99
Relational Fund Partners, L.P.                             4/6/99            1,420          $11.99
Relational Fund Partners, L.P.             (T)             4/6/99            3,338          $11.99
Relational Coast Partners, L.P.                            4/6/99            2,037          $11.99
Relational Coast Partners, L.P.            (T)             4/6/99            4,789          $11.99
Relational Partners, L.P.                                  4/6/99            6,039          $11.99
Relational Partners, L.P.                  (T)             4/6/99           14,201          $11.99

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
                                      Denotes Third                                    Price per Share
Reporting Person with                   Market (T)         Date of         Number         (including
Direct Beneficial Ownership               Trade          Transaction     of Shares       Commissions)
-------------------------------       -------------      -----------     ---------     ---------------
Relational Investors, LLC                                  4/7/99           37,439          $12.08
Relational Investors, L.P.                                 4/7/99          257,850          $12.08
Relational Fund Partners, L.P.                             4/7/99            6,685          $12.08
Relational Coast Partners, L.P.                            4/7/99            9,590          $12.08
Relational Partners, L.P.                                  4/7/99           28,436          $12.08